EXHIBIT 5.3

Principal Officers:

Harry Jung, P. Eng.

President, C.E.O.

Dana B. Laustsen, P. Eng.

Executive V.P., C.O.O.

Keith M. Braaten, P. Eng.

Executive V.P.

Officers / Vice Presidents:

Terry L. Aarsby, P. Eng.

Jodi L. Anhorn, P. Eng.

Neil I. Dell, P. Eng.

David G. Harris, P. Geol.

Myron J. Hladyshevsky, P. Eng.

Bryan M. Joa, P. Eng.

John H. Stilling, P. Eng.

Douglas R. Sutton, P. Eng.

James H. Willmon, P. Eng.

LETTER OF CONSENT

TO:         UNITED STATES SECURITIES AND EXCHANGE COMMISSION

RE:          CENOVUS ENERGY INC. - REGISTRATION STATEMENT ON FORM F-9

We hereby consent to the use of and reference to our name and our reports,  and the inclusion and  incorporation  by reference of information  derived from our reports  evaluating a portion of Cenovus Energy Inc.'s petroleum and natural gas reserves as at December  31,  2009,  in the  registration  statement  on Form F-10 of Cenovus Energy Inc.

Sincerely,

GLJ PETROLEUM CONSULTANTS LTD.

/s/ Harry Jung, P. Eng.
Harry Jung, P. Eng.
President & CEO

Calgary, Alberta

May 11, 2010

_______________________________________________________________________

4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2

o (403) 266-9500 o Fax (403) 262-1855 o GLJPC.com